CONSENT OF INDEPENDENT PUBLIC AUDITORS

We hereby consent to the incorporation of our report dated April 9, 1997, with respect to the consolidated financial statements of First Team Sports, inc. and Subsidiary and our report dated April 9, 1997, with respect to Schedule II, both included in this form 10-K, in the Company's previously filed Registration Statements Nos. 33-36123, 33-37308, 33-52344, 33-68164, and 33-84722.


                                                    /s/ McGLADREY & PULLEN, LLP

St. Paul, Minnesota
May 7, 1999